UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):  February 2, 2024
LAKELAND BANCORP INC
(Exact Name of Registrant as Specified in its Charter)

New Jersey	000-17820	22-2953275
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

250 Oak Ridge Rd, Oak Ridge, New Jersey		07438
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (973) 697-2000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, no par value	LBAI	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On February 2, 2024, Lakeland Bancorp, Inc. (the “Company”), its wholly owned subsidiary, Lakeland Bank (the “Bank”), and Ronald E. Schwarz, Senior Executive Vice President and Chief Operating Officer of the Company and Bank, entered in an amendment (the “Amendment”) to Mr. Schwarz’s change in control agreement, dated as of June 12, 2009, as amended (the “CIC Agreement”).  The Amendment extends the term of the CIC Agreement to August 7, 2024. There were no other changes to the CIC Agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the form of Amendment which is attached hereto as Exhibit 10.1 of this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

Item 9.01   Financial Statements and Exhibits.

(a)   Financial statements of businesses acquired. None.
(b)   Pro forma financial information. None.
(c)   Shell company transactions: None.
(d)   Exhibits.

10.1 104.1
Amendment to the Change in Control Agreement by and among Lakeland Bancorp, Inc., Lakeland Bank and Ronald E. Schwarz, dated as of June 12, 2009.

Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LAKELAND BANCORP, INC.
DATE: February 2, 2024	By:	/s/ Timothy J. Matteson
Timothy J. Matteson
Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary